Exhibit 99.1

ENSERVCO Reports Third Quarter Financial Results

●	Quarterly revenue increases year over year but reduced drilling and completion activity continues to negatively impact revenue and profitability

●	Cash flow from operations positive year to date and balance sheet remains solid

●	Eagle Ford a continuing bright spot with growth in acidizing and hot oiling services

●	Company Wins Top Honor at 2016 Oil & Gas Awards – Texas Region

●	HydroFLOW® trials continuing – positive results to date are encouraging

●	Water transfer business gaining traction in Bakken and DJ Basin

DENVER, CO – November 14, 2016 – ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its third quarter ended September 30, 2016.

“Our financial results in the third quarter – traditionally our slowest quarter of the year – were generally in line with our expectations,” said Rick Kasch, Chairman and CEO. “Although by most accounts the downturn appears to have established a bottom, the lingering effects of reduced drilling and completion activity continued to negatively impact our core well enhancement services. We continued to win new business in the Eagle Ford basin in Texas, where acidizing and hot oiling revenue realized a combined 81% increase year over year – a validation of our decision last year to expand our geographic footprint in spite of the downturn and redeploy assets to more active areas. We also saw a significant increase in construction services revenue due to a dirt-hauling contract that commenced in the second quarter and will conclude in the fourth quarter. With oil prices seeming to stabilize in recent weeks and drilling, completion and maintenance activity on a slow but steady rise, we believe we have weathered the worst of the downturn and are well positioned to grow as the recovery continues.

“We are also beginning to see some positive impact from our decision to add new service lines through the acquisition of distressed assets earlier this year,” Kasch added. “By expanding our services portfolio with the addition of water transfer equipment and water treatment technology, we have positioned ENSERVCO as a one-stop-shop for E&Ps who seek to benefit from bundled services pricing and a simplified procurement process with a single vendor. In the third quarter we were awarded our first three water transfer projects – one in North Dakota and two in Colorado – for work in the fourth quarter. We are also forging ahead with our patented HydroFLOW® bacteria and scale treatment product rollout with ongoing trials with an E&P customer showing promising results. Since this product is new to the oil and gas industry, the initial sales cycle is longer than that of our other services.

“We enter our heating season with growing sales momentum from recent customer wins and a continued strong performance in our Texas expansion area where the Company was recently named Oilfield Services Company of the Year at the 4th Annual Oil & Gas Awards. Our September 30, 2016, balance sheet remains solid and we were in compliance with our debt covenants.”

Third Quarter Results

Total third quarter revenue increased 4% to $5.5 million from $5.3 million in the same quarter last year. The increase in revenue was primarily attributable to the positive impact of a dirt-hauling contract and a strong increase in acidizing revenue, which combined to offset a decline in hot oiling revenue resulting from lower commodity prices and price concessions, and lower water hauling revenue due to the Company’s decision to de-emphasize this lower margin service line.

The primary components of revenue mix included hot oiling of $1.8 million, down from $2.6 million year over year; acidizing of $1.1 million, up from $693,000; frac water heating of $85,000, up from $9,000; construction services of $1.6 million, up from $171,000; and water hauling of $891,000, down from $1.6 million. The Company continued to expand its activities in the Eagle Ford Basin in the third quarter, with an 81% increase in revenue year over year to $1.3 million from $739,000.

Gross loss in the third quarter was $458,000 versus a gross loss of $47,000 in the same quarter last year due primarily to a decline in our higher margin well enhancement service lines, carrying costs for the newly launched water management division and costs associated with the dirt hauling project.

General and administrative expenses remained relatively flat year over year at $967,000 compared to $955,000 last year while costs of patent litigation and defense declined 38% to $33,000 from $54,000. Depreciation and amortization expense increased 8% year over year to $1.6 million from $1.5 million due to the Company’s acquisition of water transfer assets in early 2016.

The Company reported a net loss of $2.4 million, or $0.06 per diluted share, versus a net loss of $1.6 million, or $0.04 per diluted share, in the same quarter last year.

Adjusted EBITDA in the third quarter was a negative $1.2 million versus a negative $831,000 in the same quarter last year – a reflection of the decline in higher margin hot oil service activity combined with selective price concessions plus startup costs related to new business initiatives.

Nine-Month Results

Total revenue for the first nine months of 2016 declined 40% year over year to $17.9 million from $30.2 million due to the overall decline in drilling and completion activities related to lower commodity prices, warm weather impact on heating services in the first half of 2016, and the planned de-emphasis on lower-margin water hauling activity.

The primary contributors to the $12.2 million decline in total revenue were a $9.6 million decline in frac water heating, a $2.4 million decline in hot oiling, and a $1.8 million decline in water hauling. Those declines were partially offset by a $139,000 increase in acidizing revenue due to the expansion into the Eagle Ford basin and a $1.9 million increase in construction services.

Gross profit in the first nine months of 2016 was $279,000 versus $8.0 million in the same period last year. The year over year decline in gross margin – to 2% from 26% – was attributable to the decline in higher margin well enhancement services due to lower service activity, price concessions and warm weather. Additionally, startup costs associated with water management and the dirt-hauling project contributed to the decline.

General and administrative expenses declined 7%, or $221,000, year over year and costs associated with patent litigation and defense declined 78%, or $384,000. These cost reductions were offset by a 17%, or $716,000, increase in depreciation and amortization expense related to the larger fleet size and the addition of water transfer assets.

The Company reported a net loss of $5.8 million, or $0.15 per diluted share, versus a net loss of $371,000, or $0.01 per diluted share, in the same period last year.

Adjusted EBITDA in the first nine months of 2016 was a negative $2.1 million versus positive adjusted EBITDA of $5.3 million in the same period a year ago, primarily reflecting the lower gross profit due to lower levels of higher margin frac water heating revenue.

The Company closed the third quarter with a long-term debt to equity ratio of 2:1, working capital of $2.5 million and a current ratio of 1.8:1.

Conference Call Information

Management will hold a conference call today to discuss these results. The call will begin at 11:00 a.m. Mountain Time (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through November 21, 2016, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13648502. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days. The webcast also is available at the following link: http://www.investorcalendar.com/IC/CEPage.asp?ID=175408

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, water hauling and oilfield support equipment rental. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2015, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include expectations for, and sustainability of, a bottom to the downturn and an industry recovery; the Company’s ability to weather the downturn, sustain momentum and to grow as the industry recovers; prospects for continued growth in the Eagle Ford Basin; expectations that the HydroFLOW® rollout will be successful; and the Company’s ability to maintain a strong balance sheet and remain in compliance with loan covenants. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues	$5,503,211	$5,308,854	$17,948,622	$30,150,900

Cost of Revenues	5,961,540	5,355,942	17,669,806	22,184,102

Gross Profit (Loss)	(458,329)	(47,088)	278,816	7,966,798

Operating Expenses
General and administrative expenses	966,873	954,831	2,894,769	3,115,557
Patent litigation and defense costs	33,171	53,844	108,783	493,058
Depreciation and amortization	1,602,901	1,489,352	4,968,493	4,252,124
Total operating expenses	2,602,945	2,498,027	7,972,045	7,860,739

Income (Loss) from Operations	(3,061,274)	(2,545,115)	(7,693,229)	106,059

Other Income (Expense)
Interest expense	(553,049)	(360,434)	(1,426,500)	(860,865)
Gain (Loss) on disposals of equipment	-	-	233,473	(1,071)
Other income	5,198	22,642	12,204	54,893
Total other expense	(547,851)	(337,792)	(1,180,823)	(807,043)

Income (Loss) Before Tax Expense	(3,609,125)	(2,882,907)	(8,874,052)	(700,984)
Income Tax Benefit (Expense)	1,251,301	1,234,716	3,060,008	330,162
Net Income (Loss)	$(2,357,824)	$(1,648,191)	$(5,814,044)	$(370,822)

Other Comprehensive Income (Loss)	-	-	-	-

Comprehensive Income (Loss)	$(2,357,824)	$(1,648,191)	$(5,814,044)	$(370,822)

Earnings (Loss) per Common Share - Basic	$(0.06)	$(0.04)	$(0.15)	$(0.01)

Earnings (Loss) per Common Share – Diluted	$(0.06)	$(0.04)	$(0.15)	$(0.01)

Basic weighted average number of common shares outstanding	38,130,160	38,101,647	38,129,994	37,740,843
Add: Dilutive shares assuming exercise of options and warrants	-	-	-	-
Diluted weighted average number of common shares outstanding	38,130,160	38,101,647	38,129,994	37,740,843

ENSERVCO CORPORATION
Calculation of Adjusted EBITDA *

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Adjusted EBITDA*
Income (Loss)	$(2,357,824)	$(1,648,191)	$(5,814,044)	$(370,822)
Add Back (Deduct)
Interest Expense	553,049	360,434	1,426,500	860,865
Provision for income taxes (benefit) expense	(1,251,301)	(1,234,716)	(3,060,008)	(330,162)
Depreciation and amortization	1,602,901	1,489,352	4,968,493	4,252,124
EBITDA*	(1,453,175)	(1,033,121)	(2,479,059)	4,412,005
Add Back (Deduct)
Stock-based compensation	175,954	170,972	493,458	442,243
Patent Litigation and defense costs	33,171	53,844	108,783	493,058
(Gain) on sale and disposal of equipment	-	-	(233,473)	1,071
Interest and other income	(5,198)	(22,642)	(12,204)	(54,893)
Adjusted EBITDA*	$(1,249,248)	$(830,947)	$(2,122,495)	$5,293,484

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, warrants issued, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, gain on sale of investments, loss on disposal of assets, patent litigation and defense costs, etc.). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our leverage and fixed charge ratio covenants associated with our 2014 Credit Agreement require the use of Adjusted EBITDA in specific calculations.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

ENSERVCO CORPORATION
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$781,275	$804,737
Accounts receivable, net	3,370,676	7,037,419
Prepaid expenses and other current assets	916,553	1,072,479
Inventories	362,582	308,297
Income tax receivable	223,847	222,447
Total current assets	5,654,933	9,445,379

Property and Equipment, net	36,242,244	36,494,661
Goodwill	301,087	301,087
Other Assets	154,481	180,730

TOTAL ASSETS	$42,352,745	$46,421,857

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$2,794,122	$3,039,859
Current portion of long-term debt	338,178	314,263
Total current liabilities	3,132,300	3,354,122

Long-Term Liabilities
Senior revolving credit facility, net of unamortized deferred loan costs of $469,054 and $532,870, respectively	24,849,530	20,173,371
Long-term debt, less current portion	459,010	590,505
Deferred income taxes, net	1,343,961	4,417,043
Total long-term liabilities	26,652,501	25,180,919
Total Liabilities	29,784,801	28,535,041

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock. $.005 par value, 100,000,000 shares authorized, 38,233,760 and 38,230,729 shares issued, respectively; 103,600 shares of treasury stock; and 38,130,160 and 38,127,129 shares outstanding, respectively	190,650	190,634
Additional paid-in capital	14,347,719	13,852,563
Accumulated (deficit) earnings	(1,970,425)	3,843,619
Total stockholders' equity	12,567,944	17,886,816

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,352,745	$46,421,857

ENSERVCO CORPORATION
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
OPERATING ACTIVITIES
Net income (loss)	$(2,357,824)	$(1,648,191)	$(5,814,044)	$(370,822)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	1,602,901	1,489,352	4,968,493	4,252,124
(Gain) loss on disposal of equipment	-	-	(233,473)	1,071
Deferred income taxes	(1,264,375)	(1,178,098)	(3,073,082)	(368,933)
Stock-based compensation	175,954	170,972	493,458	442,243
Stock issued for services	-	-	1,714	-
Amortization of debt issuance costs	39,123	32,265	113,816	90,048
Bad debt expense	58,953	8,205	145,902	21,050
Changes in operating assets and liabilities
Accounts receivable	(726,901)	657,071	3,520,841	11,446,199
Inventories	(4,451)	(19,733)	(54,285)	65,503
Prepaid expense and other current assets	190,956	(263,144)	155,926	278,560
Income taxes receivable	-	(62,091)	(1,400)	(191,697)
Other assets	26,249	14,849	26,249	14,849
Accounts payable and accrued liabilities	624,521	958,066	(245,737)	(2,806,459)
Net cash provided by (used in) operating activities	(1,634,894)	159,523	4,378	12,873,736

INVESTING ACTIVITIES
Purchases of property and equipment	(232,010)	(429,623)	(4,804,328)	(3,574,726)
Proceeds from disposal of equipment	-	-	321,725	5,000
Net cash provided by (used in) investing activities	(232,010)	(429,623)	(4,482,603)	(3,569,726)

FINANCING ACTIVITIES
Net credit facility borrowings (payments)	2,117,214	376,522	4,612,343	(9,704,621)
Repayment of long-term debt	(36,221)	(34,703)	(107,580)	(202,563)
Payment of debt issuance costs	-	(100,000)	(50,000)	(100,000)
Proceeds from exercise of warrants	-	-	-	77,100
Proceeds from exercise of stock options	-	12,250	-	198,285
Excess tax benefits from exercise of options and warrants	-	3,109	-	221,231
Net cash provided by (used in) financing activities	2,080,993	257,178	4,454,763	(9,510,568)

Net Increase (Decrease) in Cash and Cash Equivalents	214,089	(12,922)	(23,462)	(206,558)

Cash and Cash Equivalents, Beginning of Period	567,186	760,422	804,737	954,058

Cash and Cash Equivalents, End of Period	$781,275	$747,500	$781,275	$747,500

Supplemental cash flow information consists of the following:
Cash paid for interest	$574,076	219,192	$1,194,908	$841,252
Cash paid for taxes	$13,074	$2,362	$14,474	$9,236

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Cashless exercise of stock options and warrants	$-	$-	$-	$2,752